Exhibit 10.21

SHORT TERM FINANCING AGREEMENT

THIS AGREEMENT is made today: 25th December 2005.

BETWEEN:

LEVERET INTERNATIONAL INC., a Liberian Corporation of 80 Broad street, Monrovia, Liberia (the “Lender”) and

SEA GLOBAL S.A., and OCEAN DYNAMIC CORP., both of Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, Marshall Islands (hereinafter the “Co-Borrowers”).

WHEREAS :

The Co-Borrowers have requested the Lender to make available to them a short term joint and several Loan facility of up to United States Dollars 4,100,000 (hereinafter called the “Facility”), which the Lender agreed to grant on the following terms and conditions:

A.                                   TERMS OF FACILITY

a.                                       The Lender hereby agrees to make available to the Co-Borrowers the Facility for the purpose of

(i)                                     For the purposes of financing the first installment due under the Shipbuilding Contracts dated 3rd June 2005 as amended (the “Shipbuilding Contracts”) made between each of the Co-Borrowers and Severnav S.A. (the ‘Builder’) providing for the construction by the Builder for each of the Co-Borrowers of one 2,400 DWT product tanker with RO-RO Facility for a contract price for each vessel of Euro 6,835,000 and

(ii)                                  For the purpose of financing the Co-Borrowers’ equity portion required to be placed in a cash collateral account and related fees and expenses for the issuance of Letters of Credit in favour of the Builder, guaranteeing the payment by the Co-Borrowers of the 2nd, 3rd, 4th and 5th installment under the above Shipbuilding Contracts.

b.                                      The Facility will bear no interest at all.

c.                                       The Co-Borrowers hereby acknowledge, state and confirm receipt of the Facility.

d.                                      The Facility is repayable upon Lender’s first written demand for the repayment of the Facility in part or in whole.

B.                                     REPRESENTATIONS AND WARRANTIES

The Co-Borrowers hereby represent and warrant to the Lender, that:

a.                                       Each of the Co-Borrowers is a company duly organized and validly existing and in good standing under the laws of the Republic of Marshall Islands and has the corporate authority to own/acquire assets and carry out its business and other activities as they arc now or in the future going to be conducted.

b.                                      Each of the Co-Borrowers has the power to enter into and perform this Agreement and to authorize the execution of this Agreement and any other documents related thereto.

c.                                       This Agreement constitutes legally binding obligation of each of the Co-Borrowers and is enforceable in accordance with its terms.

d.                                      Each of the Co-Borrowers has the legal ability to undertake towards the Lender the repayment of the Facility upon Lender’s first demand in whole or in par(s) in foreign exchange in any part of the world and in Greece and has and/or will have in Greece available funds of its own or through its .affiliate companies or through further banking borrowing facilities in foreign exchange free and not subject to ally mandatory assignment to the Bank of Greece, pursuant to any provisions of any law, decision or regulation of any governmental body or other regulatory authority and out of such funds the Co-Borrowers may without any restrictions whatsoever effect payments to the Lender in connection with this Agreement.

C.                                     LAW/JURISDICTION

a.                                       This Agreement shall be governed and construed in all respects in accordance with the laws of Greece.

b.                                      All disputes under this Agreement including enforcement proceedings and the taking of any conservative measures are submitted to the exclusive jurisdiction of the Courts of Piraeus.

IN WITNESS whereof these presents were issued the date first above written.

THE LENDER		THE CO-BORROWERS

By:		By:
	Dimitrios Melisanidis		Apostolos Manitsas
	Director		Director